IMAX CORPORATION

Exhibit 99.1

IMAX SELLS 20 PERCENT STAKE IN IMAX CHINA

TO STRATEGIC CHINESE INVESTORS

Sale of Shares in IMAX’s China Subsidiary to CMC Capital Partners, FountainVest Partners

Expected to Further Strengthen Company’s Position in Greater China

NEW YORK – April 8, 2014 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today announced the investment in its Greater China business by CMC Capital Partners (CMC), China’s leading investment fund that is run by Ruigang Li and focused on media and entertainment, and FountainVest Partners (FountainVest), a leading China-focused private equity firm. The investment provides for the sale and issuance of 20 percent of the shares in IMAX China (Holding), Inc., with the intent of further strengthening IMAX’s competitive position in China.

The purchase price for the 20 percent investment is $80 million, to be paid by the investors in two equal installments. The first installment is expected to close today and the second installment will close in early 2015. IMAX China will continue to be a consolidated subsidiary of IMAX Corp.

By introducing Chinese ownership into its China subsidiary, IMAX expects the transaction to lead to an eventual initial public offering of IMAX China. Some of the key goals of the transaction include the continued expansion of IMAX’s theatre network in China, the sustained performance in the marketplace of IMAX’s Hollywood and Chinese titles, and the further strengthening of government and industry relationships within China, all of which, the Company believes, will benefit from the strong presence of the investors, including Ruigang Li’s knowledge of the Chinese media and entertainment industry.

“China is an enormously complex market in which we have accomplished quite a bit over the last 15 years,” said IMAX Corp. CEO Richard L. Gelfond. “At this juncture, it makes sense to bring in Chinese investors to help us better address local market dynamics and further optimize our business in China, including both our core theatre business as well as new business initiatives such as the home theatre joint venture we announced last year with TCL. We believe Ruigang Li and CMC, as well as FountainVest, are ideal partners whose status, leadership and expertise will be invaluable in helping us accomplish these goals.

“We expect this strategic alliance, along with the strength of our existing relationships with Chinese partners like Wanda and TCL, will help us usher in the next phase of growth for IMAX in China,” Gelfond continued. “Today’s agreement represents a joint commitment to further develop China’s movie industry by offering premium entertainment experiences, fostering the development of Chinese content and continually focusing on innovation.”

“China’s movie and entertainment industry is at a critical point of its development,” Ruigang Li, Chairman of CMC Capital Partners said. “As the preeminent investment platform in China dedicated to the media and entertainment sector, CMC is excited to be able to forge this strategic alliance with IMAX – the world’s leading innovator of entertainment technology under the leadership of CEO Richard L. Gelfond. Based on our common understanding of market opportunities, industry evolution trends, and effective strategy, CMC and FountainVest look forward to working together with IMAX towards accelerating the growth of China’s movie and entertainment sector and increasing the presence of premium China entertainment content throughout the global market.”

IMAX already enjoys strong brand recognition as a leading premium entertainment option in the Chinese market, and has become the preferred way to experience both Chinese and Hollywood blockbusters in the region. In the last several years, China has enjoyed robust economic growth and a consumer spending boom, as well as regulatory policies supportive of growth in the cinema and film sectors. Assisted by these trends, IMAX’s screen count in China has doubled since 2011 to 173 screens open with an additional 237 in backlog as of Dec. 31, 2013.

Through its subsidiaries, IMAX China will continue to have the right to conduct the IMAX business in Greater China. A nine-member Board of Directors will be established for IMAX China comprising six IMAX executives, one representative each from CMC and FountainVest and an independent member to be nominated by the newly formed board.

The Raine Group LLC acted as exclusive financial adviser to IMAX for the transaction.

Conference Call

The Company will host a conference call today at 8:00 AM ET to discuss this transaction. To access the call via telephone, interested parties in the US and Canada should dial (800) 820-0231 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 640-5926. The conference ID for the call is 8935125. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (719) 457-0820 (international). The Conference ID for the telephone replay is 8935125.

About CMC Capital Partners

CMC Capital Partners is the first media-and-entertainment-sector-focused fund approved by the NDRC (National Development and Reform Commission) to dedicate to media and entertainment investments in China and global markets. Ruigang Li is the Chairman. CMC has made a series of successful investments which have caught the keen attention of the media and entertainment industry within China and internationally. CMC acquired the controlling stake in Star China, formerly News Corporation’s China assets, which include three nationally and regionally distributed TV channels – Star (Xing Kong), Star (Xing Kong) International and Channel V (China) – as well as the largest contemporary Chinese language film library Fortune Star. Canxing under Star China is now the #1 TV production brand and created a series of top TV entertainment shows including The Voice of China and China’s Got Talent, achieving record-setting ratings and commercial returns. CMC earlier announced that it together with Star China management team will acquire 21 Century Fox’s entire stake in Star China. CMC set up the joint venture Oriental DreamWorks (ODW) in a partnership with Hollywood animation powerhouse DreamWorks Animation. The JV is well positioned to be China’s leading family entertainment brand with animation-centered businesses to encompass production and distribution of feature films and TV programming for China and global markets, consumer product licensing, gaming, live entertainment and location-based entertainment. CMC also launched TVB China, a joint venture with the Hong Kong-based TVB – one of the world’s largest Chinese-language TV content supplier and broadcaster – to dedicate to building a media and entertainment group with content-based comprehensive business scope. CMC invested in OCJ, China’s #1 TV shopping business with a customer base of 30 million households. CMC’s investment portfolio also covers sectors such as advertising, film, sports, gaming and Internet. CMC has strategic partnerships with global leaders in content creation including Time Warner and RatPac.

About FountainVest Partners

FountainVest is a leading China-focused private equity firm. FountainVest focuses on long term oriented investments and targets high growth industry leaders in China in the consumer, media and technology, and new industrial and healthcare sectors. FountainVest works closely with management teams to create value in the areas of strategy, operations, finance, industry consolidation and governance.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Dec. 31, 2013, there were 837 IMAX theatres (701 commercial multiplexes, 19 commercial destinations and 117 institutions) in 57 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These risks and uncertainties are discussed in IMAX’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0110 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com	Media: IMAX Corporation, New York Ann Sommerlath 212-821-0155 asommerlath@imax.com IMAX Corporation, China Huijuan Wu Mobile: +86 13701060779 Office no. 021 2315 7161 cawu@imax.com

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